Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Stephen Carroll | 312-557-3474 | Stephen.Carroll@ntrs.com MEDIA CONTACT: John O'Connell | 312-444-2388  | John.O'Connell@ntrs.com
NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER
NET INCOME OF $792.2 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $4.23
CHICAGO, JULY 22, 2026 — Northern Trust Corporation today reported second quarter net income per diluted common share of $4.23, compared to $2.71 in the first quarter of 2026 and $2.13 in the second quarter of 2025. Net income was $792.2 million, compared to $525.5 million in the prior quarter and $421.3 million in the prior-year quarter.
Second Quarter 2026 results included the following notable items:
•$451.5 million (pre-tax) impact to Other Noninterest Income from notable items (after-tax $342.0 million):
◦$525.4 million (pre-tax) gain related to Northern Trust’s participation in the second Visa, Inc. Exchange Offer, recognized in Other Operating Income (after-tax $396.4 million).
◦$73.9 million (pre-tax) loss on available for sale debt securities sold in conjunction with a repositioning of the portfolio, recognized in Investment Security Gains (Losses), net (after-tax $54.4 million).
•$145.6 million (pre-tax) impact to Noninterest Expense from notable items (after-tax $109.9 million):
◦$61.5 million (pre-tax) charge related to software dispositions, recognized in Equipment and Software expense (after-tax $46.4 million).
◦$51.0 million (pre-tax) of severance-related charges, recognized in Compensation and Benefits expense (after-tax $38.5 million).
◦$33.1 million (pre-tax) expense related to a broad based one-time equity grant to eligible employees, recognized in Compensation and Benefits expense (after-tax $25.0 million).

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust delivered another quarter of strong performance reflecting disciplined execution of our One Northern Trust strategy amid a constructive operating environment. Excluding notable items in the period, earnings per share increased 40%. Revenue increased 13% versus last year, supported by robust fee growth, healthy capital markets activity, and double-digit net interest income growth. Our progress against our strategic priorities helped drive an eighth consecutive quarter of positive organic trust-fee growth. Expenses were well controlled, and the Corporation generated more than 700 basis points of operating leverage for the second consecutive quarter. The Corporation returned over $1 billion of capital to shareholders in the first half of the year and its Board of Directors approved a $0.08 or 10% increase to the quarterly dividend at its meeting on July 21st, 2026.

We remain focused on supporting our clients, advancing our strategic priorities, and delivering long-term value to our shareholders through sustainable financial performance across market environments as we enter the second half of the year.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q2 2026 vs.
($ In Millions except per share data)	Q2 2026	Q1 2026	Q2 2025	Q1 2026	Q2 2025
Trust, Investment and Other Servicing Fees	$1,349.5	$1,341.4	$1,231.1	1%	10%
Other Noninterest Income	673.0	210.2	156.3	N/M	N/M
Net Interest Income (FTE*)	683.1	661.6	615.2	3	11
Total Revenue (FTE*)	$2,705.6	$2,213.2	$2,002.6	22%	35%

Noninterest Expense	$1,638.6	$1,508.0	$1,416.6	9%	16%
Provision for Credit Losses	(5.3)	(3.0)	16.5	N/M	N/M
Provision for Income Taxes	272.5	175.1	143.5	56	90
FTE Adjustment*	7.6	7.6	4.7	—	59
Net Income	$792.2	$525.5	$421.3	51%	88%

Earnings Allocated to Common Shares	$782.2	$504.7	$412.8	55%	90%
Diluted Earnings per Common Share	$4.23	$2.71	$2.13	56	98
Return on Average Common Equity	25.9%	17.4%	14.2%
Average Assets	$163,575.8	$165,297.3	$157,719.2	(1)%	4%
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
N/M - Not meaningful

NORTHERN TRUST CORPORATION SECOND QUARTER 2026 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change June 30, 2026 vs.
($ In Billions)	June 30, 2026*	March 31, 2026	June 30, 2025	March 31, 2026	June 30, 2025
Assets Under Custody/Administration
Asset Servicing	$18,635.2	$17,288.6	$16,864.9	8%	10%
Wealth Management	1,365.0	1,265.3	1,203.4	8	13
Total Assets Under Custody/Administration	$20,000.2	$18,553.9	$18,068.3	8%	11%
Assets Under Custody(1)
Asset Servicing	$14,587.7	$13,521.1	$13,056.5	8%	12%
Wealth Management	1,351.1	1,254.2	1,187.2	8	14
Total Assets Under Custody	$15,938.8	$14,775.3	$14,243.7	8%	12%
Assets Under Management
Asset Servicing	$1,436.0	$1,287.3	$1,229.2	12%	17%
Wealth Management	533.9	497.6	468.5	7	14
Total Assets Under Management	$1,969.9	$1,784.9	$1,697.7	10%	16%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.
Total assets under custody/administration and assets under custody increased sequentially primarily driven by favorable markets and net client inflows. Total assets under custody/administration and assets under custody increased from the prior-year quarter, primarily driven by favorable markets, partially offset by unfavorable currency translation.
Total assets under management increased sequentially and compared to the prior-year quarter primarily reflecting favorable markets and net client inflows.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q2 2026 vs.
($ In Millions)	Q2 2026	Q1 2026	Q2 2025	Q1 2026	Q2 2025
Asset Servicing
Custody and Fund Administration	$512.3	$497.6	$469.2	3%	9%
Investment Management	172.2	169.2	157.3	2	10
Securities Lending	29.4	23.3	20.2	26	46
Other	43.5	50.4	45.1	(14)	(3)
Total Asset Servicing Trust, Investment and Other Servicing Fees	$757.4	$740.5	$691.8	2%	9%

Wealth Management
Private Wealth(1)	$483.0	$486.0	$434.8	(1)%	11%
Global Family Office (GFO)	109.1	114.9	104.5	(5)	4
Total Wealth Management Trust, Investment and Other Servicing Fees	$592.1	$600.9	$539.3	(1)%	10%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,349.5	$1,341.4	$1,231.1	1%	10%
(1) Beginning in Q2 2026, Wealth Management Trust, Investment and Other Servicing Fees by region are combined into the Private Wealth line item. Prior periods have been revised.
Asset Servicing and Wealth Management Trust, Investment and Other Servicing Fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing Trust, Investment and Other Servicing Fees increased both sequentially and from the prior-year quarter.
▪Custody and Fund Administration fees increased from the prior-year quarter primarily due to favorable markets and net new business.
▪Investment Management fees increased from the prior-year quarter primarily due to favorable markets and net client inflows.
▪Securities Lending fees increased sequentially primarily due to higher spreads. Securities Lending fees increased from the prior-year quarter primarily due to higher trading volumes and spreads.
▪Other trust, investment and other servicing fees decreased sequentially primarily due to higher fees associated with seasonal benefit payment services during the first quarter each year.
Total Wealth Management Trust, Investment and Other Servicing Fees decreased sequentially and increased from the prior-year quarter.
▪Private Wealth fees increased from the prior-year quarter primarily due to favorable markets.
▪GFO fees decreased sequentially primarily due to the impact of lower asset values on a lagged quarter basis.

NORTHERN TRUST CORPORATION SECOND QUARTER 2026 RESULTS

REPORTING SEGMENT RESULTS
				% Change Q2 2026 vs.
($ In Millions)	Q2 2026	Q1 2026	Q2 2025	Q1 2026		Q2 2025
Income (Loss) before Income Taxes (FTE*)
Asset Servicing(1)	$323.3	$373.3	$271.4	(13)%		19%
Wealth Management(1)	333.5	330.2	309.6	1		8
Other(2)	415.5	4.7	(11.5)	N/M		N/M
Total Income before Income Taxes (FTE*)	$1,072.3	$708.2	$569.5	51%		88%

Pre-Tax Margin (FTE*)
Asset Servicing(1)	23.7%	28.3%	23.2%	(4.6)	pts	0.5	pts
Wealth Management(1)	37.4	37.1	37.2	0.3		0.2
Total Pre-Tax Margin (FTE*)	39.6%	32.0%	28.4%	7.6	pts	11.2	pts

Average Loans
Asset Servicing	$5,800.6	$5,632.5	$5,812.8	3%		—%
Wealth Management	35,767.0	35,261.8	35,345.2	1		1
Total Average Loans	$41,567.6	$40,894.3	$41,158.0	2%		1%

Average Deposits
Asset Servicing	$100,980.6	$102,421.0	$95,506.7	(1)%		6%
Wealth Management	26,715.1	26,469.8	25,291.0	1		6
Other	150.0	141.0	1,580.1	6		(91)
Total Average Deposits	$127,845.7	$129,031.8	$122,377.8	(1)%		4%
(1)    The current quarter charges related to software dispositions ($61.5 million) and severance ($51.0 million) are allocated to the Reporting Segments with $100.6 million allocated to Asset Servicing and $11.9 million allocated to Wealth Management.
(2) The current quarter $525.4 million gain related to Northern Trust's participation in the second Visa Exchange Offer, the $73.9 million loss on available for sale debt securities sold in conjunction with a repositioning of the portfolio, and the $33.1 million one-time equity grant to eligible employees are retained within Other.
(*) Income (Loss) before Income Taxes and Pre-Tax Margin presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
Note: Reporting segment results are subject to reclassification when organizational changes are made. The results are also subject to refinements in revenue and expense allocation methodologies, which are typically reflected on a retrospective basis unless it is impractical to do so.
N/M - Not meaningful

OTHER NONINTEREST INCOME
				% Change Q2 2026 vs.
($ In Millions)	Q2 2026	Q1 2026	Q2 2025	Q1 2026	Q2 2025
Other Noninterest Income
Foreign Exchange Trading Income	$97.1	$87.7	$50.6	11%	92%
Security Commissions and Trading Income	55.6	52.1	39.6	7	40
Other Operating Income(1)	594.2	70.4	66.1	N/M	N/M
Investment Security Gains (Losses), net	(73.9)	—	—	N/M	N/M
Total Other Noninterest Income	$673.0	$210.2	$156.3	N/M	N/M
(1) Beginning in Q1 2026, Treasury Management Fees are included within Other Operating Income. Prior periods have been revised.
Foreign Exchange Trading Income increased compared to the prior-year quarter primarily due to higher trading volumes driven by client activity and market volatility, particularly in Asia-Pacific markets.
Security Commissions and Trading Income increased compared to the prior-year quarter primarily due to higher volumes as a result of market volatility and growth in outsourced trading activity.
Other Operating Income increased sequentially and compared to the prior-year quarter primarily due to a $525.4 million gain related to Northern Trust’s participation in the second Visa, Inc. Exchange Offer.
Investment Security Gains (Losses), net reflects a $73.9 million loss on the sale of available for sale debt securities in the current quarter related to a repositioning of the securities portfolio.

NORTHERN TRUST CORPORATION SECOND QUARTER 2026 RESULTS

NET INTEREST INCOME
				% Change Q2 2026 vs.
($ In Millions)	Q2 2026	Q1 2026	Q2 2025	Q1 2026		Q2 2025
Net Interest Income
Interest Income (FTE*)	$2,196.9	$2,241.6	$2,217.5	(2)%		(1)%
Interest Expense	1,513.8	1,580.0	1,602.3	(4)		(6)
Net Interest Income (FTE*)	$683.1	$661.6	$615.2	3%		11%
Average Earning Assets (1)	$151,291.2	$153,677.4	$145,822.0	(2)%		4%
Net Interest Margin (FTE*)	1.81%	1.75%	1.69%	6	bps	12	bps
(1)    For further detail on average earning assets, refer to the Average Balance Sheet on pg. 12.
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-GAAP financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net Interest Income on an FTE basis increased sequentially primarily driven by lower funding costs and a favorable deposit mix, partially offset by lower deposits. Net Interest Income on an FTE basis increased compared to the prior-year quarter primarily driven by higher deposits and lower funding costs.
The Net Interest Margin on an FTE basis increased sequentially and compared to the prior-year quarter primarily driven by lower funding costs.

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change June 30, 2026 vs.
($ In Millions)	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026	June 30, 2025
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$195.2	$198.3	$207.3	(2)%	(6)%
Provision for Credit Losses	(5.3)	(3.0)	16.5	N/M	N/M
Net Recoveries (Charge-offs)	0.4	(0.1)	0.3	N/M	N/M
Ending Allowance for Credit Losses	$190.3	$195.2	$224.1	(3)%	(15)%
Allowance assigned to:
Loans	$160.9	$161.1	$180.5	—%	(11)%
Undrawn Loan Commitments and Standby Letters of Credit	21.9	25.5	34.7	(14)	(37)
Debt Securities and Other Financial Assets	7.5	8.6	8.9	(12)	(15)
Ending Allowance for Credit Losses	$190.3	$195.2	$224.1	(3)%	(15)%
N/M - Not meaningful
Q2 2026
The negative provision in the current quarter resulted from a decrease in the collective reserve, partially offset by an increase in individual reserves. The decrease in the collective reserve was primarily driven by a strengthening macroeconomic outlook and improved credit quality for the Commercial Real Estate (CRE) and Commercial and Institutional (C&I) portfolios. The increase in the individual reserve was driven by a small number of non-performing loans.
Q1 2026
The negative provision in the prior quarter resulted from a decrease in the collective reserve, partially offset by an increase in individual reserves. The decrease in the collective reserve was primarily driven by improved credit quality of the C&I portfolio, partially offset by increased macroeconomic uncertainty. The increase in the individual reserve was driven by a small number of non-performing loans.
Q2 2025
The provision in the prior-year quarter resulted from an increase in specific reserves related to a small number of non-performing loans and an increase in the collective reserve resulting primarily from a worsening macroeconomic outlook, partially offset by sector and portfolio-specific improvements within the CRE portfolio.

NORTHERN TRUST CORPORATION SECOND QUARTER 2026 RESULTS

NONINTEREST EXPENSE
				% Change Q2 2026 vs.
($ In Millions)	Q2 2026	Q1 2026	Q2 2025	Q1 2026	Q2 2025
Noninterest Expense
Compensation and Benefits	$868.0	$822.2	$732.5	6%	18%
Outside Services	246.3	236.7	247.0	4	—
Equipment and Software	378.5	308.1	293.7	23	29
Occupancy	53.5	51.3	52.5	4	2
Other Operating Expense	92.3	89.7	90.9	3	2
Total Noninterest Expense	$1,638.6	$1,508.0	$1,416.6	9%	16%
End of Period Full-Time Equivalent Employees	23,600	23,600	23,400	—%	1%
Compensation and Benefits expense increased sequentially primarily due to the current quarter severance charge of $51.0 million, a $33.1 million one-time equity grant to eligible employees and annual base pay adjustments, partially offset by seasonal equity incentive awards granted to retirement-eligible employees in the prior quarter. Compensation and Benefits expense increased compared to the prior-year quarter primarily due to the current quarter severance charge of $51.0 million, higher incentives, a $33.1 million one-time equity grant to eligible employees, annual base pay adjustments and an increase in pension expense.
Equipment and Software expense increased sequentially primarily due to software dispositions of $61.5 million in the current quarter and higher software support expenses. Equipment and Software expense increased compared to the prior-year quarter primarily due to software dispositions of $61.5 million in the current quarter, higher software support and higher amortization.

PROVISION FOR INCOME TAXES
				% Change Q2 2026 vs.
($ In Millions)	Q2 2026	Q1 2026	Q2 2025	Q1 2026		Q2 2025
Net Income
Income before Income Taxes	$1,064.7	$700.6	$564.8	52%		89%
Provision for Income Taxes	272.5	175.1	143.5	56		90
Net Income	$792.2	$525.5	$421.3	51%		88%
Effective Tax Rate	25.6%	25.0%	25.4%	(60)	bps	(20)	bps
bps - basis points
The effective tax rate increased sequentially primarily due to lower tax benefits associated with share-based compensation, partially offset by discrete tax benefits from the resolution of state income tax audits.

CAPITAL ACTIONS
The Corporation returned $499.4 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $148.8 million to common stockholders and maintained its quarterly cash dividend of $0.80 per share on common stock from the previous quarter. The Corporation repurchased 2,129,047 shares of common stock, including 4,861 withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $350.6 million ($164.65 average price per share). The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

NORTHERN TRUST CORPORATION SECOND QUARTER 2026 RESULTS

REGULATORY CAPITAL
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2026, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.

($ In Millions)	Standardized Approach			Advanced Approach
Northern Trust Corporation	June 30, 2026*	March 31, 2026	June 30, 2025	June 30, 2026*	March 31, 2026	June 30, 2025	Well-Capitalized Ratios	Minimum Capital Ratios
Regulatory Capital
Common Equity Tier 1 Capital	$11,605.6	$11,173.5	$11,108.2	$11,605.6	$11,173.5	$11,108.2
Tier 1 Capital	12,418.7	11,995.5	11,938.5	12,418.7	11,995.5	11,938.5
Total Capital	14,706.5	14,288.1	13,508.9	14,516.2	14,092.9	13,285.6

Assets
Risk-Weighted Assets	$95,157.3	$93,150.8	$91,385.4	$81,119.6	$78,198.0	$74,176.8
Average Adjusted Total Assets	162,601.3	164,381.7	156,854.5	162,601.3	164,381.7	156,854.5
Supplementary Leverage Exposure	N/A	N/A	N/A	144,498.8	141,713.4	131,379.4

Capital Ratios
Common Equity Tier 1 Capital	12.2%	12.0%	12.2%	14.3%	14.3%	15.0%	N/A	4.5%
Tier 1 Capital	13.1	12.9	13.1	15.3	15.3	16.1	6.0	6.0
Total Capital	15.5	15.3	14.8	17.9	18.0	17.9	10.0	8.0
Tier 1 Leverage	7.6	7.3	7.6	7.6	7.3	7.6	N/A	4.0
Supplementary Leverage	N/A	N/A	N/A	8.6	8.5	9.1	N/A	3.0

($ In Millions)	Standardized Approach			Advanced Approach
The Northern Trust Company	June 30, 2026*	March 31, 2026	June 30, 2025	June 30, 2026*	March 31, 2026	June 30, 2025	Well-Capitalized Ratios	Minimum Capital Ratios
Regulatory Capital
Common Equity Tier 1 Capital	$11,084.4	$10,669.2	$10,278.6	$11,084.4	$10,669.2	$10,278.6
Tier 1 Capital	11,084.4	10,669.2	10,278.6	11,084.4	10,669.2	10,278.6
Total Capital	13,024.6	12,614.4	11,501.8	12,834.4	12,419.2	11,278.6

Assets
Risk-Weighted Assets	$93,697.4	$91,741.9	$90,205.6	$78,677.0	$75,858.7	$72,017.5
Average Adjusted Total Assets	162,049.4	163,772.4	156,405.8	162,049.4	163,772.4	156,405.8
Supplementary Leverage Exposure	N/A	N/A	N/A	143,562.4	140,752.7	130,930.4

Capital Ratios
Common Equity Tier 1 Capital	11.8%	11.6%	11.4%	14.1%	14.1%	14.3%	6.5%	4.5%
Tier 1 Capital	11.8	11.6	11.4	14.1	14.1	14.3	8.0	6.0
Total Capital	13.9	13.7	12.8	16.3	16.4	15.7	10.0	8.0
Tier 1 Leverage	6.8	6.5	6.6	6.8	6.5	6.6	5.0	4.0
Supplementary Leverage	N/A	N/A	N/A	7.7	7.6	7.9	3.0	3.0
(*) Regulatory Capital, Risk-Weighted Assets and resulting ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION SECOND QUARTER 2026 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, total revenue, income before taxes, and pre-tax margin prepared in accordance with GAAP to such measures on an FTE non-GAAP basis. Management believes this presentation facilitates the analysis of asset yields and provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2026		2025
($ in Millions)	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Interest Income
Interest Income - GAAP	$2,189.3	$2,234.0	$2,126.6	$2,144.3	$2,212.8
Add: FTE Adjustment	7.6	7.6	12.7	5.5	4.7
Interest Income (FTE) - Non-GAAP	$2,196.9	$2,241.6	$2,139.3	$2,149.8	$2,217.5

Net Interest Income - GAAP	$675.5	$654.0	$641.6	$590.8	$610.5
Add: FTE Adjustment	7.6	7.6	12.7	5.5	4.7
Net Interest Income (FTE) - Non-GAAP	$683.1	$661.6	$654.3	$596.3	$615.2

Net Interest Margin - GAAP(1)	1.79%	1.73%	1.78%	1.68%	1.68%
Net Interest Margin (FTE) - Non-GAAP(1)	1.81%	1.75%	1.81%	1.70%	1.69%

Total Revenue
Total Revenue - GAAP	$2,698.0	$2,205.6	$2,123.1	$2,025.4	$1,997.9
Add: FTE Adjustment	7.6	7.6	12.7	5.5	4.7
Total Revenue (FTE) - Non-GAAP	$2,705.6	$2,213.2	$2,135.8	$2,030.9	$2,002.6

Income before Income Taxes
Income before Income Taxes - GAAP	$1,064.7	$700.6	$633.8	$619.5	$564.8
Add: FTE Adjustment	7.6	7.6	12.7	5.5	4.7
Income before Income Taxes (FTE) - Non-GAAP	$1,072.3	$708.2	$646.5	$625.0	$569.5

Pre-Tax Margin - GAAP(2)	39.5%	31.8%	29.9%	30.6%	28.3%
Pre-Tax Margin (FTE) - Non-GAAP(2)	39.6%	32.0%	30.3%	30.8%	28.4%
(1) Net Interest Margin is calculated by dividing annualized net interest income by average interest-earning assets.
(2) Pre-Tax Margin is calculated by dividing income before income taxes by total revenue.

NORTHERN TRUST CORPORATION SECOND QUARTER 2026 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s second quarter earnings conference call will be webcast on July 22, 2026.
The live call will be conducted at 8:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2026, Northern Trust had assets under custody/administration of US$20.0 trillion, and assets under management of US$2.0 trillion. For more than 135 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on Instagram @northerntrustcompany or Northern Trust on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q2 2026 vs.
	Q2 2026	Q1 2026	Q2 2025	Q1 2026	Q2 2025
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,349.5	$1,341.4	$1,231.1	1%	10%
Foreign Exchange Trading Income	97.1	87.7	50.6	11	92
Security Commissions and Trading Income	55.6	52.1	39.6	7	40
Other Operating Income(2)	594.2	70.4	66.1	N/M	N/M
Investment Security Gains (Losses), net	(73.9)	—	—	N/M	N/M
Total Noninterest Income	2,022.5	1,551.6	1,387.4	30	46

Net Interest Income
Interest Income	2,189.3	2,234.0	2,212.8	(2)	(1)
Interest Expense	1,513.8	1,580.0	1,602.3	(4)	(6)
Net Interest Income	675.5	654.0	610.5	3	11

Total Revenue	2,698.0	2,205.6	1,997.9	22	35

Provision for Credit Losses	(5.3)	(3.0)	16.5	N/M	N/M

Noninterest Expense
Compensation and Benefits	868.0	822.2	732.5	6	18
Outside Services	246.3	236.7	247.0	4	—
Equipment and Software	378.5	308.1	293.7	23	29
Occupancy	53.5	51.3	52.5	4	2
Other Operating Expense	92.3	89.7	90.9	3	2
Total Noninterest Expense	1,638.6	1,508.0	1,416.6	9	16

Income before Income Taxes	1,064.7	700.6	564.8	52	89
Provision for Income Taxes	272.5	175.1	143.5	56	90
NET INCOME	$792.2	$525.5	$421.3	51%	88%
Preferred Stock Dividends	4.7	16.2	4.7	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$787.5	$509.3	$416.6	55%	89%
Earnings Allocated to Participating Securities	5.3	4.5	3.8	16	38
Earnings Allocated to Common Shares	$782.2	$504.7	$412.8	55%	90%

Per Common Share
Net Income
Basic	$4.25	$2.72	$2.14	56%	98%
Diluted	4.23	2.71	2.13	56	98

Average Common Equity	$12,209.7	$11,876.3	$11,727.2	3%	4%
Return on Average Common Equity	25.9%	17.4%	14.2%

Cash Dividends Declared per Common Share	$0.80	$0.80	$0.75	—%	7%

Average Common Shares Outstanding (000s)
Basic	183,994	185,499	192,752	(1)%	(5)%
Diluted	184,890	186,539	193,375	(1)	(4)
Common Shares Outstanding (EOP) (000s)	182,956	185,047	191,233	(1)	(4)
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Beginning in Q1 2026, Treasury Management Fees are included within Other Operating Income. Prior periods have been restated.

N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2026	2025	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,690.9	$2,444.9	10%
Foreign Exchange Trading Income	184.8	109.3	69
Security Commissions and Trading Income	107.7	78.7	37
Other Operating Income	664.7	126.4	N/M
Investment Security Gains (Losses), net	(73.9)	—	N/M
Total Noninterest Income	3,574.2	2,759.3	30

Net Interest Income
Interest Income	4,423.4	4,353.7	2
Interest Expense	3,093.9	3,175.1	(3)
Net Interest Income	1,329.5	1,178.6	13

Total Revenue	4,903.7	3,937.9	25

Provision for Credit Losses	(8.3)	17.5	N/M

Noninterest Expense
Compensation and Benefits	1,690.2	1,486.6	14
Outside Services	483.0	492.2	(2)
Equipment and Software	686.6	574.6	19
Occupancy	104.8	105.9	(1)
Other Operating Expense	182.0	174.9	4
Total Noninterest Expense	3,146.6	2,834.2	11

Income before Income Taxes	1,765.4	1,086.2	63
Provision for Income Taxes	447.6	272.9	64
NET INCOME	$1,317.8	$813.3	62%
Preferred Stock Dividends	20.9	20.9	—
NET INCOME APPLICABLE TO COMMON STOCK	$1,296.9	$792.4	64%
Earnings Allocated to Participating Securities	9.8	7.4	33
Earnings Allocated to Common Shares	$1,287.1	$785.0	64%

Per Common Share
Net Income
Basic	$6.97	$4.05	72%
Diluted	6.93	4.03	72

Average Common Equity	$12,043.9	$11,723.2	3%
Return on Average Common Equity	21.7%	13.6%

Cash Dividends Declared per Common Share	$1.60	$1.50	7%

Average Common Shares Outstanding (000s)
Basic	184,742	193,966	(5)%
Diluted	185,710	194,742	(5)
Common Shares Outstanding (EOP) (000s)	182,956	191,233	(4)
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				June 30, 2026 vs.
	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2026	June 30, 2025
Assets
Federal Reserve and Other Central Bank Deposits	$50,556.4	$41,757.3	$52,265.5	21%	(3)%
Interest-Bearing Due from and Deposits with Banks(2)	6,160.0	6,343.0	6,800.9	(3)	(9)
Federal Funds Sold and Securities Purchased under Agreements to Resell	426.5	1,678.9	921.9	(75)	(54)
Debt Securities
Available for Sale	38,123.1	36,913.2	32,250.4	3	18
Held to Maturity	23,492.1	24,286.2	21,400.8	(3)	10
Total Debt Securities	61,615.2	61,199.4	53,651.2	1	15
Loans	43,822.0	42,505.5	43,323.4	3	1
Other Interest-Earning Assets(3)	3,499.3	8,415.9	2,522.6	(58)	39
Total Earning Assets	166,079.4	161,900.0	159,485.5	3	4
Allowance for Credit Losses	(168.4)	(169.7)	(188.5)	(1)	(11)
Cash and Due from Banks and Other Central Bank Deposits(4)	1,201.7	1,407.7	2,035.1	(15)	(41)
Buildings and Equipment	447.6	447.5	467.7	—	(4)
Goodwill	709.6	709.5	714.6	—	(1)
Other Assets	11,027.3	10,279.3	9,369.2	7	18
Total Assets	$179,297.2	$174,574.3	$171,883.6	3%	4%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$34,419.1	$29,309.7	$27,965.1	17%	23%
Savings Certificates and Other Time	4,686.9	5,238.4	6,742.5	(11)	(30)
Non-U.S. Offices - Interest-Bearing	78,274.0	75,850.7	77,206.9	3	1
Total Interest-Bearing Deposits	117,380.0	110,398.8	111,914.5	6	5
Federal Funds Purchased	1,568.9	1,974.3	2,388.5	(21)	(34)
Securities Sold under Agreements to Repurchase	175.6	330.5	841.4	(47)	(79)
Other Borrowings(5)	8,627.2	7,839.5	6,532.9	10	32
Senior Notes	3,331.2	3,345.5	2,835.2	—	17
Long-Term Debt	2,073.3	2,881.6	4,089.8	(28)	(49)
Total Interest-Bearing Liabilities	133,156.2	126,770.2	128,602.3	5	4
Demand and Other Noninterest-Bearing Deposits	28,200.0	29,299.4	25,139.2	(4)	12
Other Liabilities	4,539.4	5,517.4	5,275.6	(18)	(14)
Total Liabilities	165,895.6	161,587.0	159,017.1	3	4
Common Equity
Common Equity, excluding Accumulated Other Comprehensive Income	13,068.4	12,739.0	12,680.8	3	3
Accumulated Other Comprehensive Income (Loss)	(551.7)	(636.6)	(699.2)	(13)	(21)
Total Common Equity	12,516.7	12,102.4	11,981.6	3	4
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	13,401.6	12,987.3	12,866.5	3	4
Total Liabilities and Stockholders’ Equity	$179,297.2	$174,574.3	$171,883.6	3%	4%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q2 2026 vs.
	Q2 2026	Q1 2026	Q2 2025	Q1 2026	Q2 2025
Assets
Federal Reserve and Other Central Bank Deposits	$38,322.9	$42,554.7	$43,655.3	(10)%	(12)%
Interest-Bearing Due from and Deposits with Banks(2)	6,304.2	6,014.6	5,321.5	5	18
Federal Funds Sold and Securities Purchased under Agreements to Resell	521.9	1,186.8	713.2	(56)	(27)
Debt Securities
Available for Sale	37,775.8	35,780.4	31,415.0	6	20
Held to Maturity	23,604.2	23,883.3	20,895.9	(1)	13
Total Debt Securities	61,380.0	59,663.7	52,310.9	3	17
Loans	41,567.6	40,894.3	41,158.0	2	1
Other Interest-Earning Assets(3)	3,194.6	3,363.3	2,663.1	(5)	20
Total Earning Assets	151,291.2	153,677.4	145,822.0	(2)	4
Allowance for Credit Losses	(169.9)	(175.1)	(174.9)	(3)	(3)
Cash and Due from Banks and Other Central Bank Deposits(4)	1,313.9	1,137.0	1,069.8	16	23
Buildings and Equipment	453.1	459.8	479.3	(1)	(5)
Goodwill	712.5	713.5	709.1	—	—
Other Assets	9,975.0	9,484.7	9,813.9	5	2
Total Assets	$163,575.8	$165,297.3	$157,719.2	(1)%	4%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$32,356.8	$29,244.9	$28,797.4	11%	12%
Savings Certificates and Other Time	5,059.1	5,785.2	6,652.0	(13)	(24)
Non-U.S. Offices - Interest-Bearing	70,929.3	75,261.9	70,158.0	(6)	1
Total Interest-Bearing Deposits	108,345.2	110,292.0	105,607.4	(2)	3
Federal Funds Purchased	2,338.3	2,576.7	2,469.0	(9)	(5)
Securities Sold under Agreements to Repurchase	677.2	483.8	584.6	40	16
Other Borrowings(5)	8,255.7	7,638.3	7,008.2	8	18
Senior Notes	3,335.9	3,352.8	2,818.2	(1)	18
Long-Term Debt	2,856.9	3,472.7	4,087.8	(18)	(30)
Total Interest-Bearing Liabilities	125,809.2	127,816.3	122,575.2	(2)	3
Demand and Other Noninterest-Bearing Deposits	19,500.5	18,739.8	16,770.4	4	16
Other Liabilities	5,171.5	5,980.0	5,761.5	(14)	(10)
Total Liabilities	150,481.2	152,536.1	145,107.1	(1)	4
Common Equity
Common Equity, excluding Accumulated Other Comprehensive Income	12,778.5	12,443.4	12,500.4	3	2
Accumulated Other Comprehensive Income (Loss)	(568.8)	(567.1)	(773.2)	—	(26)
Total Common Equity	12,209.7	11,876.3	11,727.2	3	4
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	13,094.6	12,761.2	12,612.1	3	4
Total Liabilities and Stockholders’ Equity	$163,575.8	$165,297.3	$157,719.2	(1)%	4%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the table above.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2026				2025
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,349.5		$1,341.4		$1,307.4		$1,265.5		$1,231.1
Other Noninterest Income	673.0		210.2		174.1		169.1		156.3
Net Interest Income	675.5		654.0		641.6		590.8		610.5
Total Revenue	2,698.0		2,205.6		2,123.1		2,025.4		1,997.9
Provision for Credit Losses	(5.3)		(3.0)		(8.0)		(17.0)		16.5
Noninterest Expense	1,638.6		1,508.0		1,497.3		1,422.9		1,416.6
Income before Income Taxes	1,064.7		700.6		633.8		619.5		564.8
Provision for Income Taxes	272.5		175.1		167.8		161.9		143.5
Net Income	$792.2		$525.5		$466.0		$457.6		$421.3

Per Common Share
Net Income - Basic	$4.25		$2.72		$2.44		$2.30		$2.14
- Diluted	4.23		2.71		2.42		2.29		2.13
Cash Dividends Declared per Common Share	0.80		0.80		0.80		0.80		0.75
Book Value (EOP)	68.41		65.40		64.79		63.83		62.65
Market Value (EOP)	173.84		139.57		136.59		134.60		126.79

Financial Ratios
Return on Average Common Equity	25.9%		17.4%		15.4%		14.8%		14.2%
Net Interest Margin (GAAP)	1.79		1.73		1.78		1.68		1.68
Net Interest Margin (FTE*)	1.81		1.75		1.81		1.70		1.69

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$18,635.2		$17,288.6		$17,418.4		$16,990.4		$16,864.9
Wealth Management	1,365.0		1,265.3		1,297.7		1,257.2		1,203.4
Total Assets Under Custody / Administration	$20,000.2		$18,553.9		$18,716.1		$18,247.6		$18,068.3

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$14,587.7		$13,521.1		$13,604.8		$13,195.0		$13,056.5
Wealth Management	1,351.1		1,254.2		1,284.3		1,244.1		1,187.2
Total Assets Under Custody	$15,938.8		$14,775.3		$14,889.1		$14,439.1		$14,243.7

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,436.0		$1,287.3		$1,296.0		$1,280.1		$1,229.2
Wealth Management	533.9		497.6		507.2		492.6		468.5
Total Assets Under Management	$1,969.9		$1,784.9		$1,803.2		$1,772.7		$1,697.7

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans/Assets(1)	$71.3		$55.0		$76.7		$78.8		$92.8
Nonaccrual Assets / Loans(1)	0.16%		0.13%		0.18%		0.18%		0.21%

Gross Charge-offs	$(0.2)		$(0.4)		$(1.4)		$(2.1)		$(0.1)
Gross Recoveries	0.6		0.3		1.0		1.7		0.4
Net Recoveries (Charge-offs)	$0.4		$(0.1)		$(0.4)		$(0.4)		$0.3
Annualized Net Recoveries (Charge-offs) to Avg Loans	—%		—%		—%		—%		—%
Allowance for Credit Losses Assigned to:
Loans	$160.9		$161.1		$164.3		$164.4		$180.5
Undrawn Loan Commitments and Standby Letters of Credit	21.9		25.5		23.3		32.1		34.7
Debt Securities and Other Financial Assets	7.5		8.6		10.7		10.2		8.9
Loans Allowance / Nonaccrual Loans	2.3	x	2.9	x	2.1	x	2.1	x	1.9	x
(*)    Net interest margin presented on an FTE basis is a non-GAAP financial measure. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
(1)    There was no Other Real Estate Owned (OREO) for any of the periods presented.